    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1996
                                                       REGISTRATION NO. 333-2068
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                      AUTONOMOUS TECHNOLOGIES CORPORATION
           (Exact name of registrant as specified in its charter)

        FLORIDA                                          59-2554729
(State of incorporation)                    (I.R.S. Employer Identification No.)

                    520 NORTH SEMORAN BOULEVARD, SUITE 180
                            ORLANDO, FLORIDA 32807
                   (Address, of Principal Executive offices)

                      AUTONOMOUS TECHNOLOGIES CORPORATION
                             1995 STOCK OPTION PLAN
                                      AND
                      AUTONOMOUS TECHNOLOGIES CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                                 Monty K. Allen
                      Autonomous Technologies Corporation
                     520 North Semoran Boulevard, Suite 180
                             Orlando, Florida 32807
                    (Name and address of agent for service)

                                 (407) 282-1262
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

           Title of               Amount to         Proposed Maximum Offering         Proposed Maximum             Amount of
  Securities to be Registered   be Registered            Price Per Share          Aggregate Offering Price      Registration Fee
  ---------------------------   -------------       -------------------------     ------------------------      ----------------
          Common Stock,          1,125,000
           $0.01 value            shares                  (1) $4.25                  (1) $2,590,727                 $894.00
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), upon the basis of the last sale of the Common Stock reported on the Nasdaq National Market System on October 1, 1996. Pursuant to Rule 416(c) under the Securities Act, the Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Autonomous Technologies Corporation 1995 Stock Option Plan (the "1995 OPTION PLAN") and the Autonomous Technologies Corporation 1996 Employee Stock Purchase Plan ("1996 PURCHASE PLAN"), pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The 1995 Option Plan and the 1996 Purchase Plan are also referred to herein as the "PLANS" or singularly as a "PLAN."


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
               ------------------------------------------------

     Autonomous Technologies Corporation (the "REGISTRANT") is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "COMMISSION"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the Common Stock, par value $.01 per share, contained in a registration statement filed on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of the Common Stock offered hereby (the "SHARES") have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of the filing of such documents.


     ITEM 4.   DESCRIPTION OF SECURITIES.
               --------------------------

     Not applicable.


     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
               ---------------------------------------


     Not applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
               ------------------------------------------

     The Registrant is empowered by Section 607.0850 of the Florida Business Corporation Act (the "FLORIDA ACT"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding other than any action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense or litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

     The Registrant also has secured insurance on behalf of its executive officers and Directors for certain liabilities which may arise out of their actions in such capacities.

     The Board of Directors of the Registrant has adopted resolutions to indemnify and hold harmless any of its employees, officers or directors serving the Plans as a plan administrator or trustee against any liabilities, costs and expenses which may be incurred by reason of their serving in such capacities.
In accordance with the provisions of the Florida Act, Article XI of the Registrant's Third Amended and Restated Articles of Incorporation, authorizes the Registrant to indemnify any director or officer of the Registrant, in the manner set forth and provided in the bylaws of the Registrant, to the fullest extent permitted by the laws of the State of Florida.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
               ------------------------------------

     Not applicable.

     ITEM 8.   EXHIBITS.
               --------

     The exhibits filed as part of this Registration Statement are as follows:

           EXHIBIT
           NUMBER   DESCRIPTION
           ------   -----------

           4.1      --Third Amended and Restated Articles of Incorporation of
                      Autonomous Technologies Corporation

           5.1      --Opinion of Akerman, Senterfitt & Eidson, P.A.

          15.1      --Letter of Consent from Arthur Andersen LLP.

          23.1      --Consent of Akerman, Senterfitt & Eidson, P.A. Reference is
                      made to Exhibit 5.1

          24.1      --Power of Attorney.  Reference is made to the signature
                      page hereto.

          99.1      --Autonomous Technologies Corporation 1995 Stock Option
                      Plan.

          99.2      --Autonomous Technologies Corporation Employee 1996 Stock
                      Purchase Plan.

     ITEM 9.   UNDERTAKINGS.
               ------------

     1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales of Shares are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
            Securities Act.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reelected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on the 7th day of October, 1996.

                                    AUTONOMOUS  TECHNOLOGIES
                                      CORPORATION


                                    By:/s/ Randy W. Frey
                                       ---------------------------
                                       Randy W. Frey
                                       Chairman, President and
                                        Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned, officers and directors of AUTONOMOUS TECHNOLOGIES CORPORATION, hereby severally constitute RANDY W. FREY and MONTY K. ALLEN, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable AUTONOMOUS TECHNOLOGIES CORPORATION to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their capacities and on the date indicated.

Signature                                      Title                      Date
---------------------------  -----------------------------------------  --------
[S]                          [C]                                        [C]

/s/Randy W. Frey             Chairman of the Board, Director,           09/30/96
---------------------------  President and Chief Executive Officer
Randy W. Frey

/s/ Richard C. Capozza       Director, Executive Vice President, and    09/23/96
---------------------------  Chief Operating Officer
Richard C. Capozza, Ph.D.


/s/ Monty K. Allen           Vice President, Treasurer and Chief         10/1/96
---------------------------  Financial Officer
Monty K. Allen

/s/ G. Richard Downes, Jr.   Director and Vice President, Science and   09/30/96
---------------------------  Technology
G. Richard Downes


/s/ G. A. Herbert            Director                                   09/24/96
---------------------------
G. Arthur Herbert


/s/Stanley Ruffett           Director                                   09/23/96
---------------------------
Stanley Ruffett


/s/ Timothy Barabe           Director                                   09/27/96
---------------------------
Timothy Barabe

Signature                  Title                                        Date
---------                  -----                                        ----

/s/ Richard H. Keates      Director                                     09/24/96
---------------------------
Richard H. Keates, M.D.

                                       7